THIRD MODIFICATION AND AMENDMENT AGREEMENT

This Third Modification and Amendment Agreement (“Agreement”) dated as of July 29, 2008 is entered into by and among Liberty Star Uranium & Metals Corp., a Nevada corporation (the “Company”) and the subscribers identified on the signature page hereto (each herein a “Subscriber” and collectively “Subscribers” or the “Parties”).

WHEREAS, the Company and the Subscribers are parties to a Subscription Agreement (“Subscription Agreement”) dated May 11, 2007 as amended on or about February 12, 2008 relating to an aggregate investment by Subscribers of up to $5,000,000 of principal amount of promissory notes (“Notes”) of the Company convertible into shares of the Company’s $.001 par value common stock and Common Stock Purchase Warrants (“Warrants”); and

WHEREAS, the Company and Subscribers desire to further restructure the terms of the Transaction Documents to their mutual benefit.

NOW THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscribers hereby agree as follows:

1.           All the capitalized terms employed herein shall have the meanings attributed to them in the Subscription Agreements and the documents and agreements delivered therewith (“Transaction Documents”).

2.           Only in connection with the Monthly Amounts due on the 11th day of July, 2008, Section 2.1 of the Note is amended as follows:

“2.1.       Payment of Monthly Amount in Cash or Common Stock. Subject to Section 3.2 hereof, the Borrower shall pay the Monthly Amount, at the Borrower’s election, in either of the following manners: (i) in cash within three (3) business days after the applicable Repayment Date, or (ii) in registered Common Stock at an applied conversion rate equal to the lesser of (A) the Fixed Conversion Price (as defined in section 3.1 hereof), or (B) 75% of the VWAP (as defined below) as reported by Bloomberg L.P. for the Principal Market for the ten trading days preceding such Repayment Date (as such amount may be adjusted as described herein). Amounts paid with shares of Common Stock must be delivered to the Holder not later than three (3) business days after the applicable Repayment Date. The Borrower must send notice to the Holder by confirmed telecopier not later than 6:00 PM, New York City time on the fifth trading day preceding a Repayment Date (however the notice in reference to the payment due on July 11, 2008, shall be given within 2 days of execution of this Agreement and the Common Stock will be issued within 2 days of such notice but the VWAP calculation (date for the July 11, 2008 payment) will be July 11, 2008) notifying Holder of Borrower’s election to pay the Monthly Amount in cash or Common Stock. The Notice must state the amount of the Monthly Amount including a description of the components of such Monthly Amount and include supporting calculations. Elections by the Borrower must be made to all Other Holders in proportion to the relative Note principal held by the Holder and the Other Holders. If such notice is not timely sent or if the Monthly Redemption Amount is not timely delivered or if the Borrower elects to pay the Monthly Amount with Common Stock, then Holder shall have the right, instead of the Company, to elect in writing within three (3) trading days prior to the applicable Repayment Date or required Delivery Date, as the case may be, whether to be paid in Common Stock or defer the payment of the relevant Monthly Amount in whole or in part until three (3) business days after demand therefore by the Holder, but may not request cash on such payments until maturity or unless otherwise agreed to by the Company. The conversion price in connection with such deferred Monthly Amount shall be the lowest conversion price that could be calculated for any Repayment Date from the Repayment Date for such deferred Monthly Amount until such Monthly Amount is actually paid. Such Holder’s election shall not be construed to be a waiver of any default by Borrower relating to non-timely compliance by Borrower with any of its obligations under this Note. “VWAP” shall mean the sum of the dollars traded for every purchase and sale of the Common Stock on the Principal Market (determined as the price per share of Common Stock at which such purchase and sale occurred multiplied by the number of shares of Common Stock so purchased and sold) divided by the total shares of Common Stock traded during the period.”

3.           The Company undertakes to make a public announcement on Form 8-K describing this Agreement not later than the fourth business day after the execution of this Agreement.

4.           For the benefit of the parties hereto, the Company hereby makes all the covenants undertakings and indemnifications contained in the Transaction Documents, as if such representations were made by the Company as of this date. The Subscribers hereby make all of the representations, warranties, covenants, indemnifications and undertakings contained in the Transaction Documents as if such representations were made by the Subscribers as of this date.

5.            Subject to the modifications and amendments provided herein, the Transaction Documents shall remain in full force and effect, including but not limited to the accrual of interest and liquidated damages, if any. Except as expressly set forth herein, this Agreement shall not be deemed to be a waiver, amendment or modification of any provisions of the Transaction Documents or of any right, power or remedy of the Subscribers, or constitute a waiver of any provision of the Transaction Documents (except to the extent herein set forth), or any other document, instrument and/or agreement executed or delivered in connection therewith, in each case whether arising before or after the date hereof or as a result of performance hereunder or thereunder. Except as set forth herein, the Subscribers reserve all rights, remedies, powers, or privileges available under the Transaction Documents, at law or otherwise. This Agreement shall not constitute a novation or satisfaction and accord of the Transaction Documents or any other document, instrument and/or agreement executed or delivered in connection therewith.

6.            Each of the undersigned states that he has read the foregoing Agreement and understands and agrees to it.

7.            This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to any other party, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were an original thereof.

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IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first written above.

LIBERTY STAR URANIUM & METALS CORP.

the “Company”

By: /s/ James Briscoe

“SUBSCRIBERS”

/s/ signed	/s/ signed
ALPHA CAPITAL ANSTALT	HARBORVIEW MASTER FUND L.P.

/s/ signed	/s/ signed
PLATINUM PARTNERS LONG TERM GROWTH VI	CHESTNUT RIDGE PARTNERS LP

/s/ signed	/s/ signed
BRIDGEPOINTE MASTER FUND, LTD.	BRIO CAPITAL LP

/s/ signed	/s/ signed
DOUBLE U MASTER FUND LP	IROQUOIS MASTER FUND LTD.

/s/ signed	/s/ signed
ENABLE GROWTH PARTNERS LP	ENABLE OPPORTUNITY PARTNERS LP

ESCROW AGENT

/s/ signed
GRUSHKO & MITTMAN, P.C.

CW2030593.1